UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act 1934

Date of Report (Date of earliest event reported): August 24, 2014

LiveDeal, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

Nevada	001-33937	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Springs Road, Suite 102 Las Vegas, NV		89119
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:		702-939-0231

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02	Unregistered Sales of Equity Securities.

Stock Purchase Agreement – Modern Everyday Inc.

On August 24, 2014, LiveDeal, Inc. (“LiveDeal”) entered into a Stock Purchase Agreement (the “Agreement”) with Modern Everyday Inc., a Delaware corporation (“MEI”), and Byron Hsu, as the sole stockholder of MEI. Pursuant to the Agreement, LiveDeal acquired 100% of the issued and outstanding shares of common stock (the “Shares”) of MEI from Mr. Hsu.

The purchase price paid for the Shares consisted of three components: the Securities Consideration, the Cash Consideration, and the Promissory Note Consideration as follows:

- The Securities Consideration consisted of 50,000 shares of LiveDeal restricted common stock at $8.00,  and,

- The Cash Consideration paid to Mr. Hsu was equal to $1,100,000.

- The Promissory Note Consideration consisted of a secured promissory note, in the original principal amount of $600,000 (the “Note”). The Note bears no interest, with $200,000 due February 28, 2015, with the balance due on February 28, 2016, and is secured by a second-position security interest in the inventory, accounts receivable, and cash and deposit accounts of MEI.

In connection with the Agreement, LiveDeal and Mr. Hsu also entered into an employment agreement (the “Employment Agreement”), pursuant to which Mr. Hsu was employed to serve as President, Chief Executive Officer and Chief Technical Officer of MEI. The initial term of the Employment Agreement is for eighteen months, and Mr. Hsu’s base annual salary will be $160,000.

The foregoing summaries of the terms and conditions of the Stock Purchase Agreement, the Security Agreement, the Note, and the Employment Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the Stock Purchase Agreement, which is included as an exhibit hereto, as well as the Note, the Security Agreement, and the Employment Agreement, which are included as exhibits to the Stock Purchase Agreement.

Issuance of LiveDeal Common Stock as Securities Consideration

The LiveDeal stock issued as the Securities Consideration in the Agreement was issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended, (“Securities Act”), based upon the following: (a) there was no public offering or general solicitation with respect to the offering of such shares, (b) Mr. Hsu represented that he was an “accredited investor” as that term is defined in Rule 501, Regulation D, promulgated under the Securities Act of 1933; (c) Mr. Hsu was provided with certain disclosure materials and all other information requested with respect to LiveDeal, (d) Mr. Hsu acknowledged that the LiveDeal Stock was being acquired for investment intent and constitute “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

Item 8.01	Other Events.

On August 27, 2014, LiveDeal issued a press release regarding the acquisition of MEI described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

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The financial statements required by this Item are not being filed herewith. The audited financial statements required by this Item will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item is not being filed herewith. Such information required by this Item will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description

99.1	Stock Purchase Agreement
99.2	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 27, 2014	LiveDeal, Inc.
	By:	/s/ Jon Isaac
Name: Jon Isaac
Title: Chief Executive Officer and President

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